EXHIBIT 99.1


FOR:     ARTRA GROUP INCORPORATED
         500 CENTRAL AVENUE                            FOR IMMEDIATE RELEASE
         NORTHFIELD, ILLINOIS 60093
         Contact:    Mr. Robert Gruber, Vice President   (212)  628-2554


                        ARTRA GROUP SUBSIDIARY COMPLETES
                   SALE OF PRINTING INK UNIT FOR $20 MILLION



         Northfield, I11., October 27, 1995 ---- ARTRA GROUP Incorporated (NYSE:ATA) announced today that its wholly-owned subsidiary, Bagcraft Corporation of America, has sold its printing ink unit to privately-owned Alper Holdings, USA for cash in excess of $20 million.

         As a result of this sale, ARTRA expects to report a nonrecurring gain of approximately $8 million in the current (December) quarter.

         Bagcraft Corporation of America, 100%-owned, supplies specialty wraps and bags to tte food industr& including such wellknown customers as McDonalds(R), Burger King(R), Publix Supermarkets(R), Taco Bell(R), Dunkin' Donuts(R) and other industry leaders.

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